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BENCHMARK ELECTRONICS, INC.
(Name of Registrant as Specified in Its Charter)

ENGAGED CAPITAL MASTER FEEDER I, LP
ENGAGED CAPITAL MASTER FEEDER II, LP
ENGAGED CAPITAL CO-INVEST II L.P.
ENGAGED CAPITAL I, LP
ENGAGED CAPITAL I OFFSHORE, LTD.
ENGAGED CAPITAL II, LP
ENGAGED CAPITAL II OFFSHORE LTD.
ENGAGED CAPITAL, LLC
ENGAGED CAPITAL HOLDINGS, LLC
GLENN W. WELLING
JEFFREY S. MCCREARY
ROBERT K. GIFFORD
BRENDAN B. SPRINGSTUBB

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On May 11, 2016, Engaged Capital, LLC issued the following press release:

ENGAGED CAPITAL NOMINEES ELECTED TO BENCHMARK BOARD

•	Jeffrey S. McCreary and Robert K. Gifford elected to Benchmark Board at annual meeting
•	Engaged Capital thanks fellow shareholders for their support

Newport Beach, CA, May 11, 2016 /Business Wire/ - Engaged Capital, LLC (together with its affiliates, “Engaged Capital”), an investment firm specializing in enhancing the value of small and mid-cap North American equities and a 4.9% shareholder of Benchmark Electronics, Inc. (“BHE” or the “Company”) (NYSE: BHE), announced today that preliminary results show that two of Engaged Capital’s highly-qualified nominees, Jeffrey S. McCreary and Robert K. Gifford were elected to BHE’s board of directors (the “Board”) at the annual meeting of shareholders.

“We thank Benchmark shareholders for their support and look forward to working constructively with our fellow Board members. Jeff and Robert will bring a culture of accountability, an ownership mindset, and a much needed fresh perspective to the boardroom,” said Glenn W. Welling, Principal and CIO.

“Engaged Capital sees a significant and unique opportunity to create shareholder value at BHE through a more disciplined approach to capital allocation, a heightened focus on working capital efficiency, aligning management compensation with shareholders and improving BHE’s investor communications. While it is unfortunate that we had to pursue a proxy contest to provide a voice for shareholders, we believe that shareholders delivered a clear and unequivocal message to the Board of BHE,” continued Mr. Welling.

About Engaged Capital:

Engaged Capital, LLC (“Engaged Capital”) was established in 2012 by a group of professionals with significant experience in activist investing in North America and was seeded by Grosvenor Capital Management, L.P., one of the oldest and largest global alternative investment managers. Engaged Capital is a limited liability company owned by its principals and formed to create long-term shareholder value by bringing an owner’s perspective to the managements and boards of undervalued public companies. Engaged Capital manages both a long-only and long/short North American equity fund. Engaged Capital’s efforts and resources are dedicated to a single investment style, “Constructive Activism” with a focus on delivering superior, long-term, risk-adjusted returns for investors. Engaged Capital is based in Newport Beach, California.

Investor Contact:

Morrow & Co., LLC

Tom Ball, 203-658-9400
tomball@morrowco.com

John Ferguson, 203-658-9400
jferguson@morrowco.com

or visit www.adeeperbench.com

Media Contact:

Bayfield Strategy, Inc.
Riyaz Lalani, 416-907-9365
rlalani@bayfieldstrategy.com

SOURCE: Engaged Capital, LLC